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                    SCHEDULE II-VALUATION OF QUALIFYING ACCOUNTS
                         					WINSLOEW FURNITURE, INC.

	                            				December 31, 1999






      Col. A                 Col. B        Col. C        Col. D       Col. E       Col. F
----------------------    ------------    --------     ---------     ---------    ---------
                           Balance at     Charged       Charged                   Balance
                           Beginning      to Costs      to Other                  at End
 Description               Of Period      and Expense   Accounts     Deductions   of Period
----------------------    -----------     --------     --------      -----------  ---------
Year ended December
 31, 1997 allowance
 for doubtful
 accounts                $2,032,000        $42,000          --      ($1,286,000)(1)   $788,000

Year ended December
 31, 1998 allowance
 for doubtful
 accounts                  $788,000     $1,331,000          --        ($425,000)(1) $1,694,000

Year ended December
 31,1999 allowance
 for doubtful
 accounts                $1,694,000       $392,000     $286,000(3)    ($274,000)(1) $2,098,000


Year ended December
 31,1997 allowance
 for excess and
 obsolete
 inventory                $489,000      $1,267,000           --     ($1,382,000)(2)   $374,000


Year ended December                                                                                31, 1998 allowance
 31,1998 allowance
 for excess and
 obsolete
 inventory                $374,000      $702,000           --         ($581,000)(2)   $495,000


Year ended December
 31,1999 allowance
 for excess and
 obsolete
 inventory                $495,000      $465,000        $516,000(3)   ($277,000)(2) $1,199,000

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(1) Uncollectible accounts receivable written-off
(2) Excess and obsolete inventory written-off
(3) Amounts established as a result of acquisitions